Exhibit 4.11
                                       1

               SECOND AMENDMENT TO COMMON STOCK PURCHASE WARRANTS

        SECOND AMENDMENT TO COMMON STOCK PURCHASE WARRANTS, dated as of February 7, 1996 (the "Amendment"), between NRE HOLDINGS, INC., a Delaware corporation ("Holdings") and BANCBOSTON INVESTMENTS, INC., a Massachusetts corporation ("BBI").

        WHEREAS, Holdings, National Restaurant Enterprises, Inc. (the "Borrower"), The First National Bank of Boston ("FNBB") and certain other lending institutions (the "Banks) and The First National Bank of Boston, as agent for the Banks (the "Agent") entered into a Revolving Credit and Term Loan Agreement dated as of September 1, 1994 (the "Original Credit Agreement") pursuant to which the Banks financed, among other things, the acquisition of certain Burger King restaurants, and pursuant to which Holdings, in order to induce FNBB to participate in such financing, issued a Common Stock Purchase Warrant to FNBB (the "First Warrant"), which First Warrant was subsequently assigned to BBI; and

        WHEREAS, Holdings, the Borrower, the Banks and the Agent agreed to amend and restate the Original Credit Agreement pursuant to an Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 30, 1994 (as further amended and in effect from time to time, the "Second Credit Agreement") pursuant to which the Banks financed, among other things, the acquisition of additional Burger King restaurants and pursuant to which Holdings, in order to induce FNBB to participate in such additional financing, agreed to amend the First Warrant pursuant to the First Amendment to Common Stock Purchase Warrant dated as of November 30, 1994 (the "First Amendment"), and agreed to issued another Common Stock Purchase Warrant to BBI (the "Second Warrant, and, collectively with the First Warrant, the "Warrants"); and

        WHEREAS, Holdings, the Borrower, the Banks and the Agent have agreed to amend and restate the Second Credit Agreement pursuant to a Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of the date hereof (as further amended and in effect from time to time, the "Credit Agreement") pursuant to which the Banks will finance, among other things, the acquisition of additional Burger King restaurants and pursuant to which Holdings, in order to induce FNBB to participate in such additional financing, has agreed to amend the Warrants; and

        WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that Holdings and BBI enter into this Amendment amending the terms of Warrants;

        NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Amendments to Warrants. The first paragraphs of each of the Warrants is hereby amended by deleting the amount "$.01" from the first sentence thereof and inserting in place thereof the amount "$1.00".

        2. Amendment to Section 2 of the Warrants. Section 2.4 of each of the Warrants is hereby amended by deleting the date "November 30, 2002" from the first sentence thereof and inserting in place thereof the date "February _, 2006".

        3. Amendment to Section 8 of the Warrants. Section 8 of each of the Warrants is hereby amended by deleting Section 8 in its entirety and restating it as follows:

                8. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price and the number of Class B Common Stock purchasable upon the exercise of the Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8.

                        8.1. General. In the event that the Company shall at any time after February 7, 1996 (a) declare a dividend or make a distribution on the Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock into a greater number of shares, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification or reorganization of Common Stock, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                        8.2. Other Issuance of Common Stock to Existing Holders. In the event that the Company shall issue rights, options or warrants to any person or persons who are at the time of such issuance the holder of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common

        Stock) less than the Current Market Price (as defined in Section 8.5) per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Exercise Price to be in effect on and after such record date (or issuance date, as the case may be) shall be determined by multiplying the Exercise Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction, of which the numerator shall be the number of share of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of share of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such Current Market Price on such record date (or issuance date, as the case may be) and of which the denominator shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case such subscription price may be paid in part or in whole in a form other than cash, the value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. In case the Company shall issue rights, options, or warrants containing the right to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) as an integral part of the issuance of debt or the obtaining of other financing by the Company, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 8.2, the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, or warrants issued in connection with such debt or financing taking into account the interest rate, fees, premiums, dividends and other amounts payable in connection with such debt or financing and a good faith estimate of the expected return with respect to such transaction taken as a whole. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Exercise Price shall again be adjusted to be Exercise Price that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be required under this Section 8.2 with regard to: (a) the issuance of rights, options, or warrants to employees of the Company or any of its subsidiaries to the extent that the aggregate number of shares of Common Stock to which such rights, options, or warrants relate, when added to the aggregate number of shares of Common stock and shares of Common Stock relating to rights, options, warrants, or convertible or exchangeable securities issued to employees of the Company or any of its subsidiaries in transactions described in Section
8.4 do not exceed two percent (2%) of the outstanding shares of Common Stock, on a fully-diluted basis, as of February 7, 1996; and (b) the issuance of rights, options, or warrants with respect to which the Holder was entitled to exercise a right of first refusal under Section 5.5 of the Stock holders Agreement.

                8.3. Distributions. In the event that the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than dividends and distributions referred to in Section 8.1 above and other than cash dividends) or of subscription rights, options, warrants, exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company (excluding those referred to in Section 8.2), the Exercise Price to be in effect on and after such record date shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Correct Market Price per share of Common Stock on such record date, less the fair market value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one share of the Common Stock outstanding as of such record date, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment was made.

                        8.4. Other Issuances. In the event that the Company shall issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (A) shares, rights, options, warrants, or convertible or exchangeable securities outstanding or issued on the date of the original issuance of Warrants hereunder or issued in any of the transactions described in Section 8.1, Section 8.2 or

                Section 8.3 above, (B) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (C) the Warrants and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (X) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (Y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price on the date the Company fixes the offering price of such shares, rights, options, warrants or convertible or exchangeable securities, then the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Price per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to the paid for the shares of Common Stock covered hereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 8.4, the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 8.4, the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock as an integral part of the issuance of debt or the obtaining of other financing by the Company, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 8.4, the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary , the fair value of the shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities issued in connection with such debt or financing taking into account the interest rate, fees, premiums, dividends and other amounts payable in connection with such debt or financing and a good faith estimate of the expected return with respect to such transaction taken as a whole. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be required under this Section 8.4 with regard to: (a) the issuance of shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities to employees of the Company or any of its subsidiaries to the extent that the aggregate number of such shares of Common Stock and shares of Common Stock to which such rights, options, warrants, or convertible or exchangeable securities relate, when added to the aggregate number of shares of employees of the Company or any of its subsidiaries in transactions described in Section 8.2, do not exceed two percent (2%) of the outstanding shares of Common Stock, on a fully-diluted basis, as of February 7, 1996; and (b) the issuance of shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities to any person or persons who are at the time of such issuance the holders of equity securities of the Company with respect to which the Holder was entitled to exercise a right of first refusal under Section 5.5 of the Stockholders Agreement.

                        8.5. Private Placements. (a) In the event that the Company effects a private placement of Common Stock, by and through (x) an investment banking firm of national reputation which is a member of the national Association of Securities Dealers, Inc., or any officer of the Company, or (y) The Jordan Company, a New York general partnership, in an arms-length transaction with an investor that is not affiliated with the Company or any officer of the Company, then the Current Market Price per share of Common Stock for the purpose of any computation under Section 8.4 in connection with such placement shall be deemed to be equal to the price per share paid by such investor in such placement. Except as set forth in the preceding sentence, for the purpose of any computation under Section 8.2, Section 8.3 or Section 8.4, the "Current Market Price" per share of the Common Stock on any date (the "Computation Date") shall be deemed to be the average of the daily closing prices of the Common Stock (or, if applicable, any class of Common Stock then publicly traded) for the twenty (20) consecutive trading days ending the tenth
(10th) trading day before such Computation Date; provided, however, that if there shall have occurred prior to the Computation Date a combination or reclassification of the outstanding shares of Common Stock (or, if applicable, any class of Common Stock then publicly traded) into a smaller number of shares and such action or transaction shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such period of twenty (20) consecutive trading days, then the closing price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating the Current Market Price, by multiplying such closing price by a fraction, the numerator of which is the Exercise Price in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price in effect immediately prior to the Market-Effect Date.
The closing price for each day shall be (1) if the security is traded on a national securities exchange (i) its last sale price or, (ii) if there was no sale on day, the last sale price on the next preceding business day on which there was a sale on such exchange, or (2) if the security is not traded on a national securities exchange but trades solely in the over-the-counter market and the security is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") (i) the last price reported on NASDAQ or
(ii) if the security is an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask quotations on such day, but, in each of the next preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding business day on which there was such a price or quotation or, (iii) if the security is not reported or quoted on NASDAQ, the highest average bid and ask quotations as quoted in any of The Wall Street Journal, the National Quotation

                Bureau, Inc. pink sheets, the Salomon Brothers quotation sheets, quotation sheets of registered market makers and, if necessary, dealers' telephone quotations, or, (3) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be made in good faith by the Board of Directors. If the Board of Directors is unable to determine any valuation (as defined below), or if the Holders of at least fifty-one percent (51%) of the Warrants then outstanding (collectively, the "Requesting Holders") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the Board's determination thereof is communicated to Holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders' shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the Holders. If the Board of Directors is unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. If the Holders disagreed with the Board's determination of such Valuation, the party whose determination of such Valuation differed from the Valuation determined by such investment banking firm by the greatest amounts shall bear all costs and fees of such investment banking firm. For purposes of this Section 8.5, the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of
(i) the value in non-cash consideration in a subscription price, as set forth in the second sentence of Section 8.2, (ii) the fair value of rights, options, or warrants being issued on as an integral part of the issuance of debt or the obtaining of other financing by the Company, as set forth in the third sentence of Section 8.2, (iii) the fair market value of assets or evidences of indebtedness, as set forth in the first sentence of Section 8.4, (iv) the fair value of property other than cash or its equivalent received as consideration, as set forth in the fourth sentence of Section 8.4, (v) the fair value of rights, options, warrants, or convertible or exchangeable securities being sold as part of a unit, as set forth in the fifth sentence of Section 8.4, (vi) the fair value of shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities being sold or issued as an integral part of the issuance of debt or the obtaining of other financing by the Company, as set forth in the sixth sentence of Section 8.4, (vii) the Current Market Price per share of Common Stock pursuant to clause (3) above, or (viii) the fair market value of shares of stock or other securities, property or cash to which a holder of Common Stock would be entitled upon a merger, consolidation, or recapitalization for purposes of Section 8.9.

                        (b) For the purpose of any calculation under this
Section 8 shares of Common Sock owned by or held for the account of the Company or any majority-owned subsidiary of the Company on any date shall not be deemed to be outstanding on such date, and the sale or other disposition of any shares of Common Stock or other securities issued by the Company and owned by or held for the account of the Company or any majority-owned subsidiary of the Company shall be deemed an issuance thereof. For the purposes of adjusting the Exercise Price pursuant to this Section 8. Common Stock shall be deemed to be outstanding at a particular time if it is outstanding at such time or if it can be acquired upon the conversion of any then outstanding shares of convertible or exchangeable securities or can be purchased upon the exercise of any outstanding rights, warrants, or options or acquired upon the conversion of any convertible securities which can be purchased upon the exercise of any outstanding rights, warrants or options.

                        8.6. Adjustments to Exercise Price. (a) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest $.0005.

                                (b) No adjustment shall be made in connection
with the issuance of any shares of Common Stock or other securities in a bona fide public offering pursuant to a firm commitment underwriting managed by a firm which is a member of the National Association of Securities Dealers, Inc.

                                8.7 Other Securities. In the event that at any
time, as a result of an adjustment made pursuant to Section 8.1, the Holder of any Warrant thereafter exercised shall become entitled to receive any share of capital stock or securities of the Company other then shares of Class B Common Stock, thereafter the number of such other shares or securities so receivable upon exercise of any Warrant and the exercise price for such shares or securities shall be subject to adjustment form time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class B Common Stock contained in Section 8.1, through Section 8.4, inclusive, and the provisions of this Warrant with respect to the Class B Common Stock shall apply on like terms to any such other shares or securities.

                        8.8 Adjustment to Warrants. Upon each adjustment of the Exercise Price as a result of the calculations in Section 8.1, Section 8.2,
Section 8.3 or Section 8.4. each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Class B

                Common Stock (calculated to the nearest hundredth) obtained by
(i) multiplying the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to adjustment by the Exercise Price in effect immediately prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price. However, in the event that the Company is unable or fails to take an action, or obtain an authorization, exception or consent, necessary in order that the Company may validly and legally issue fully paid and nonassessable Class B Common Stock at the Exercise Price as so adjusted, then the adjustment to the number of Class B Common stock evidenced by each Warrant provided for in the immediately preceding sentence shall nevertheless take effect immediately at the time provided in Section 8.1,
Section 8.2, Section 8.3 or Section 8.4 for such adjustment of the Exercise Price; provided, however, that nothing in this sentence shall relieve the Company of its obligation to comply with Section 9 and with Section 12.

                        8.9. Reorganization, Reclassification, etc. In the event of (a) any capital reorganization of the Company, or any reclassification of the Class B Common Stock (other than a change in par value, or form par value to no par value, or from no par value to par value, and other than a distribution referred to in Section 8.3), (b) any consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Class B Common Stock) or (c) any sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, (each such event in clauses (a), (b) or (c) being an "Exchange Event") each Warrant shall after such Exchange Event be exercisable, upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities, property, or cash to which a holder of the number of Class B Common Stock purchasable (at the time of such Exchange Event) upon exercise of such Warrant would have been entitled upon such Exchange Event; and in any such case, if necessary, the provisions set forth in this Section 8 with respect to the rights and interests thereafter of the Holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, property, or cash thereafter deliverable on the exercise of the Warrants. At the option of the Company, the Holders shall exercise the Warrants, subject to the provisions of this Section 8.9, upon any Exchange Event described in clause
(b) above which is entered into by the Company with an unrelated third party on an arm's length basis. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be an Exchange Event for the purposes of this Section 8.9. The Company shall not effect any such Exchange Event, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) or entity resulting from such Exchange Event shall assume, by written instrument, the obligation to deliver to the Holder of each Warrant such shares of stock, securities, assets, or cash as, in accordance with the foregoing provisions, such Holder may be entitled to purchase and all the other obligations under this Warrant. In the event of a sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate thirty (30) days after the Company gives written notice to the registered Holder of such Warrant that such sale or conveyance or other transfer has been consummated.

                4. Amendment to Section 11 or the Warrants. Section 11 of each of the Warrants is hereby amended by (a) deleting the word "and" after the phrase "deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up" and inserting in place thereof a comma and (b) inserting immediately after the words "issue or grant is to be offered or made" a comma, and the words "and (d) for any issuance pursuant to Sections 8.1, 8.2, 8.3, 8.4, 8.5, a determination by the Company of the Current Market Price of such Common Stock.

                5. Representations and Warranties. Holdings represents and warrants that all the representations and warranties as set forth in the Warrants are true and correct in all material respects on and as of the date hereof. All such representations and warranties are hereby ratified, affirmed and incorporated herein by reference, with the same force and effect as though set forth herein in their entirety.

                6. Definitions. Each capitalized term used herein without specific definition shall have the same meaning herein as in the Warrants.

                7. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation or any of the rights of Holdings or BBI.

                8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

                10. Effectiveness of Amendment. This Amendment shall become effective as of the date hereof upon receipt by BBI of counterparts of this Amendment duly executed by each of Holdings and BBI.






                IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Common Stock Purchase Warrants to be executed by their duly authorized officers as a document under seal as of the date first set forth above.

                                NRE HOLDINGS, INC.



                                By:     /S Joel A
                                Title:Chief Financial Officer


                                BANCBOSTON INVESTMENTS, INC.

                                By:     /S M
                                Title:Vice-President